                                                                             1420 N. Lamar Blvd.

Oxford, MS 38655

Tel: 1.662.236.5928

Fax: 1.662.236.7663

www.ModernTechnologyCorp.com

Stock Symbol:  MODC

06-12-2006

To: Board of Directors, Modern Technology Corp

Dear Sirs,

Please accept, effective immediately, my resignation as Chief Financial Officer and Director.

Regards,

Robert Church